                                                                      Exhibit 11

                    Computation of Earnings Per Common Share
           (Dollars and shares in thousands except per share amounts)



                                                                                              THIRD QUARTER
                                                                                           Thirteen Weeks Ended
                                                                                    September 28,       September 30,
                                                                                        1996               1995
                                                                                    -------------      -------------
Primary Earnings (Loss) per Common Share

     Net earnings (loss) applicable to common stock
          Net earnings (loss)                                                     $       (4,087)             8,698
          ESOP dividend requirements
               Preferred stock dividends declared                                           (582)              (594)
               Tax benefit on dividends - unallocated shares                                  83                106
                                                                                    -------------      -------------
          Net earnings (loss) applicable to common stock                          $       (4,586)             8,210
                                                                                    -------------      -------------

     Weighted average number of common shares and equivalents outstanding
          Weighted average number of common shares outstanding                            14,796             14,718
          Common stock equivalents:
               Stock options, assuming exercised at average market price                       - *              135
                                                                                    -------------      -------------
          Weighted average number of common shares and equivalents outstanding            14,796             14,853
                                                                                    -------------      -------------

     Primary Earnings (Loss) per Common Share                                     $        (0.31)              0.55
                                                                                    =============      =============

Fully Diluted Earnings (Loss) per Common Share

     Net earnings (loss) applicable to common stock
          Net earnings (loss)                                                     $            -              8,698
          Incremental cash contribution to the ESOP assuming conversion
               of preferred stock to common                                                    -               (223)
          Tax benefit on the incremental cash contribution                                     -                 78
                                                                                    -------------      -------------
          Net earnings (loss) applicable to common stock                          $            -              8,553
                                                                                    -------------      -------------

     Weighted average number of common shares and equivalents outstanding
          Weighted average number of common shares outstanding                                 -             14,718
          Common stock equivalents:
               Stock options, assuming exercised at greater of ending or average
                 market price                                                                  -                135
               Series B ESOP preferred stock                                                   -              1,499
                                                                                    -------------      -------------
          Weighted average number of common shares and equivalents outstanding                 -             16,352
                                                                                    -------------      -------------

     Fully Diluted Earnings (Loss) per Common Share                               $        (0.31)**            0.52
                                                                                    =============      =============


                                                                                          YEAR-TO-DATE
                                                                                     Thirty-nine Weeks Ended
                                                                                  September 28,      September 30,
                                                                                      1996               1995
                                                                                 -------------      -------------
Primary Earnings (Loss) per Common Share

     Net earnings (loss) applicable to common stock
          Net earnings (loss)                                                         (14,195)            27,341
          ESOP dividend requirements
               Preferred stock dividends declared                                      (1,762)            (1,812)
               Tax benefit on dividends - unallocated shares                              267                340
                                                                                 -------------      -------------
          Net earnings (loss) applicable to common stock                              (15,690)            25,869
                                                                                 -------------      -------------

     Weighted average number of common shares and equivalents outstanding
          Weighted average number of common shares outstanding                         14,778             14,683
          Common stock equivalents:
               Stock options, assuming exercised at average market price                    - *              137
                                                                                 -------------      -------------
          Weighted average number of common shares and equivalents outstanding         14,778             14,820
                                                                                 -------------      -------------

     Primary Earnings (Loss) per Common Share                                           (1.06)              1.75
                                                                                 =============      =============

Fully Diluted Earnings (Loss) per Common Share

     Net earnings (loss) applicable to common stock
          Net earnings (loss)                                                               -             27,341
          Incremental cash contribution to the ESOP assuming conversion
               of preferred stock to common                                                 -               (680)
          Tax benefit on the incremental cash contribution                                  -                238
                                                                                 -------------      -------------
          Net earnings (loss) applicable to common stock                                    -             26,899
                                                                                 -------------      -------------

     Weighted average number of common shares and equivalents outstanding
          Weighted average number of common shares outstanding                              -             14,683
          Common stock equivalents:
               Stock options, assuming exercised at greater of ending or average
                 market price                                                               -                152
               Series B ESOP preferred stock                                                -              1,516
                                                                                 -------------      -------------
          Weighted average number of common shares and equivalents outstanding              -             16,351
                                                                                 -------------      -------------

     Fully Diluted Earnings (Loss) per Common Share                                     (1.06)**            1.65
                                                                                 =============      =============


* Not applicable because it would result in an anti-dilutive calculation. ** Fully diluted calculation is not presented because it is anti-dilutive.